Exhibit 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

[●] U

IRON HORSE ACQUISITIONS CORP. II
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
ORDINARY SHARE

SEE REVERSE FOR	CUSIP: 462837 105

CERTAIN DEFINITIONS

THIS	CERTIFIES	THAT
is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES,
PAR VALUE OF $0.0001, OF

IRON HORSE ACQUISITIONS CORP. II

Transferrable on the books of Iron Horse Acquisitions Corp. II, a Cayman Islands exempted company (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete an initial business combination within the period of time as set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated [●], 2025.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:		By:
	Chief Executive Officer		Chief Financial Officer

[INSERT SEAL HERE]

Iron Horse Acquisitions Corp. II

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles of Association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties
			(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used through not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE WRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) should be guaranteed by an eligible guarantor institution (Banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the ordinary shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder(s) seek(s) to convert his, her or its shares upon consummation of, or tender(s) his, her or its shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.